UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2017

Co-Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Utah	333-217542	46-2609396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4049 S. Highland Drive

Salt Lake City, Utah 84124

(Address of principal executive offices and zip code)

(801) 278-9769

(Registrant's telephone number including area code)

 ________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 12, 2017, Co-Diagnostics, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with WallachBeth Capital, LLC and Network 1 Financial Securities, Inc. (the “Underwriters”), as representatives of the several underwriters named in Schedule I to the Underwriting Agreement, related to the Company’s initial public offering of 1,178,532 shares of the Company’s common stock, at a price of $6.00 per share, less $0.60 constituting the underwriting commissions and non-accountable expense allowance. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 176,780 shares of common stock to cover over-allotments, if any. Total gross proceeds from the offering were $7,071,192.

The offering was made pursuant to the Company’s effective registration statement on Form S-1, as amended (Registration Statement No. 333-217542), filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On July 12, 2017, the Company issued a press release announcing that it had priced the initial public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated July 12, 2017.

99.1	Press Release dated July 12, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CO-DIAGNOSTICS, INC.

Dated: July 12, 2017	By:	/s/ Dwight H. Egan
	Name:	Dwight H. Egan
	Title:	President and Chief Executive Officer

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